UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2004

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27915	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite 120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

ITEM 5. OTHER EVENTS

On June 8, 2003, Molecular Imaging Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Dragon Nominees Limited (“Dragon”) and consummated the sale to Dragon of $1,100,000 of Series C Convertible Preferred Stock (the “Series C Preferred Stock”). The description of this transaction contained herein is qualified by the actual terms of the definitive agreements that are attached as exhibits to this Form 8-K and incorporated herein by reference.

In connection with the transaction, the Company agreed to pay Dragon a $65,000 due diligence fee, and reimburse Dragon for its legal costs relating to the transaction, up to $10,000. The Company intends to use the remaining net proceeds of $1,025,000 for general corporate purposes.

The Series C Preferred Stock and Warrants issued by the Company to Dragon were issued in reliance upon Section 4(2) of the Act.

Subscription Agreement

A summary of the terms of the Subscription Agreement is as follows, and is qualified by the actual text of the Subscription Agreement:

•	Sale of Series C Preferred Stock. The Company issued to Dragon 1,100,000 shares of Series C Convertible Preferred Stock.

•	Covenant Not To Short Stock. Dragon, on behalf of itself and its affiliates, agreed not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of the Company, including, without limitation, the shares of Common Stock to be received as a result of the conversion of the Series C Stock or the exercise of the Warrants.

•	Voting Agreement; Board Representation. The Company agreed to take all necessary action to include within the proxy statement for the upcoming fiscal year 2003 Annual Stockholders’ Meeting (the “Annual Meeting”) to (i) amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000 and (ii) name Dragon’s director nominee in place and stead of Dragon’s current board nominee. Dragon agreed to vote all of its shares of Common Stock in favor of (i) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000 and (ii) the Company’s proposed nominees for directors of the Company. Mr. Crowe, in his individual capacity, agreed to vote all of his shares of Common Stock in favor of (i) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000 and (ii) Dragon’s director nominee in place and stead of Dragon’s current board nominee.

•	Warrants. The Company also agreed to issue to Dragon warrants (the “Warrants’) to purchase up to 1,000,000 shares of common stock at an exercise price of $0.25 per share, expiring in three years. The exercise price is subject to adjustment upon the occurrence of certain events as described in the Warrant to Purchase Common Stock attached as an exhibit hereto.

•	Registration Rights. The Company agreed prepare and file with the Securities and Exchange Commission (the “SEC”), within 30 days from the Closing Date, a Registration Statement covering the resale of the shares of Company Common Stock into which the Series C Preferred Stock and Warrants may be converted (the “Registration Statement”). If the Company shall have used diligent efforts but is unable to file the Registration Statement within such 30-day period, the Company shall be granted an additional 15-day period within which to file the Registration Statement without penalty. The Company agreed to use diligent efforts to cause such Registration Statement to become effective within 90 days after the initial filing with the SEC, but shall not be liable for any damages should such effectiveness be delayed by the SEC review process. The Company agreed to use diligent efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

Certificate of Designation

The holders of the Series C Preferred Stock have the rights, privileges and preferences as set forth in the Certificate of Designations of Series C Convertible Preferred Stock (the “Certificate of Designations”) filed by the Company with the Secretary of State of the State of Delaware. A summary of such rights, privileges and preferences is as follows, and is qualified by the actual text of the Certificate of Designations:

•	Dividends. The holders of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors on shares of Series C Preferred Stock. The holder of the outstanding Series C Preferred Stock shall be entitled to receive, pari passu with the holders of the Common Stock, dividends (whether in the form of cash, stock (other than Common Stock), evidences of indebtedness or other property) declared and paid on shares of the Common Stock, based on the number of shares of Common Stock into which the Series C Preferred Stock is convertible on the record date for such dividend.

•	Voting. Except as otherwise required by law, the holder of shares of Series C Preferred Stock shall not have the right to vote on matters that come before the shareholders.

•	Liquidation Preference. In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series C Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to $1.00 per share of Series C Preferred Stock held (as adjusted for any stock splits, stock dividends or any re-capitalization of the Series C Preferred Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the Company ranking junior to the Series C Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Company.

•	Redemption. The Company, at its option, may, at any time after the date that is six months after the original issue date until the second anniversary thereof, redeem all of the then outstanding Series C Preferred Stock on any date set by the Board of Directors, at a cash redemption price equal to $1.00 per share plus, in each case, (A) an amount in cash equal to (i) $.25 per share if such election to redeem occurs during the first year after the effective date of this Certificate, or (ii) $.35 per share if such election to redeem occurs during the second year after the effective date of this Certificate, and (B) all dividends on the Series C Preferred Stock declared and unpaid on such share to the date fixed for redemption; provided, however, that the Company may redeem outstanding Series C Preferred Stock only if the Registration Statement is effective from the date that the Company gives notice of such proposed redemption as provided herein through the redemption date.

•	Conversion. The shares of Series C Preferred Stock are convertible at any time by the holder into shares of common stock of the Company. The number of shares into which one share of Series C Preferred Stock shall be convertible shall be determined by dividing $1.00 by the Conversion Price. The Conversion Price per share for the Series C Preferred Stock shall be equal to 80% of the Market Price of the Company’s common stock; provided, however, that upon the occurrence and during the continuance of certain uncured events of default (as defined in the Certificate of Designations), the Conversion Price per share for the Series C Preferred Stock shall be equal to 70% of the Market Price. However, in no event shall the Conversion Price be less than $.05 per share or exceed $.25 per share. The Market Price of the Company’s common stock shall be equal to the average of the lowest three inter-day bid prices of the Company’s Common Stock during the ten (10) trading days immediately preceding the date of conversion; provided, that such ten (10) trading day period shall not include any trading days during the occurrence of certain events described in the Certificate of Designations.

ITEM 7. EXHIBITS

3.5	Certificate of Designations of Series C Convertible Preferred Stock

10.60	Subscription Agreement dated as of June 8, 2004 between Dragon Nominees Limited and the Company

10.61	Warrant To Purchase Common Stock dated as of June 8, 2004 issued by the Company to Dragon Nominees Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: June 9, 2004	By:	/s/ DENNIS M. MULROY
Chief Financial Officer